                                   FORM 8-A

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         ----------------------------

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                     SCUDDER RREEF REAL ESTATE FUND, INC.
                   (formerly Scudder RREEF REIT Fund, Inc.)
            (Exact name of registrant as specified in its charter)

             Maryland
     (State of incorporation                      (I.R.S. Employer
         or organization)                     Identification No._____)

                               280 Park Avenue
                           New York, New York 10017
                   (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:        Name of each exchange on which
                                                each class is to be registered:

Common Stock, par value $.01 per share          American Stock Exchange LLC


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-97717

         Securities to be registered pursuant to Section 12(g) of the Act: None.

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant's Securities to be Registered.
-------           --------------------------------------------------------

                  A description of the Common Stock, par value $.01 per share (the "Common Stock"), of the registrant to be registered hereunder is set forth in the section entitled "Description of Shares" of the Prospectus that has been filed with the Securities and Exchange Commission ("SEC") in connection with the registrant's Registration Statement on Form N-2 (File No. 333-97717) as filed on August 6, 2002, which description is incorporated herein by reference as filed with the SEC. Such Registration Statement may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.



Item 2.           Exhibits
-------           --------

                  Pursuant to the instructions as to exhibits, no exhibits are field herewith or incorporated herein by reference.

                                  SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



SCUDDER RREEF REAL ESTATE FUND, INC.

Date:    September 20, 2002


By: /s/ William Glavin
   --------------------------
   Name: William Glavin
   Title:  President